UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2025

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amended and Restated Employment Agreement with Dr. Srinivas Rao

As previously announced in a Current Report on Form 8-K, which was filed by atai Life Sciences N.V. (the “Company”) on May 15, 2024, Florian Brand stepped down as Co-Chief Executive Officer and member of the Company’s management board as of December 31, 2024. Dr. Srinivas Rao will serve as the Company’s sole Chief Executive Officer and principal executive officer, effective January 1, 2025.

On January 8, 2025, Dr. Rao entered into the Second Amended and Restated Employment Agreement with atai Life Sciences US, Inc., a subsidiary of the Company (“ATAI US”), effective January 1, 2025 (the “Rao Employment Agreement”), which Rao Employment Agreement supersedes Dr. Rao’s prior employment agreement with ATAI US. Pursuant to the Rao Employment Agreement, Dr. Rao is entitled to an annual base salary of $629,200, an annual discretionary bonus award targeted at 55% of his then-current base salary and certain tax equalization payments and tax return preparation assistance in the event Dr. Rao receives payments or benefits from the Company or ATAI US that become taxable outside of the U.S. solely due to the requirement that Dr. Rao be located outside the U.S. for any period. Pursuant to the Rao Employment Agreement, on January 7, 2025, Dr. Rao was granted an option (the “Option”) to purchase 2,340,000 common shares of the Company at an exercise price per share equal to the fair market value of the Company’s common shares on the date of grant. The Option will vest in accordance with the Company’s standard four-year vesting schedule, subject to Dr. Rao’s continued service through each applicable vesting date. The Rao Employment Agreement further provides that if ATAI US terminates Dr. Rao’s employment without “cause” or he resigns for “good reason,” subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) base salary continuation for a period of 12 months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) reimbursement for continued health coverage pursuant to COBRA for up to 12 months following termination. If such a termination of employment occurs on or within 12 months following a “change in control” (as defined in the Rao Employment Agreement), then, in lieu of the severance payments and benefits described above, subject to his timely executing a release of claims and his continued compliance with certain covenants, Dr. Rao is entitled to receive (i) a lump-sum payment equal to 18 months of his annual base salary and 1.5 times his target annual bonus for the year of termination; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) reimbursement for continued health coverage pursuant to COBRA for up to 18 months following termination; and (iv) subject to approval by the supervisory board (the “Board”), accelerated vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement, and the time period that Dr. Rao may have to exercise any unvested stock options may be extended until the first to occur of (a) 12 months following termination and (b) the expiration of the remaining term of the applicable option.

Pursuant to the Rao Employment Agreement, Dr. Rao has agreed to refrain from soliciting our employees, consultants and clients while employed and following his termination of employment for any reason for a period of 12 months.

Appointment of Dr. Gerd Kochendoerfer as Chief Operating Officer

On January 10, 2025, the Company announced that on November 8, 2024, the Board appointed Dr. Gerd Kochendoerfer as the Company’s Chief Operating Officer, effective December 3, 2024. The Company’s press release announcing Dr. Kochendoerfer’s appointment and other corporate changes is furnished as Exhibit 99.1 herewith.

Dr. Gerd Kochendoerfer, age 57, previously served as the Chief Operating Officer at NFlection Therapeutics, Inc. (“NFlection”), a position he held from September 2021 to December 2024. NFlection is a venture-backed biotechnology company focusing on developing targeted therapies to mitigate the aberrant activation of the RAS pathway. In his role, Dr. Kochendoerfer led corporate operations and development activities across a broad spectrum of functions.

Previously, from May 2017 to September 2023, Dr. Kochendoerfer was Senior Vice President and Head of Operations, and a corporate officer, at PellePharm Inc. (“PellePharm”). At PellePharm, he led development and supply operations for a late-stage orphan oncology program. He was pivotal in the progression of the company’s lead product, patidegib topical gel, through various development stages and regulatory milestones. Dr. Kochendoerfer also contributed to strategic partnerships, financing and acquisition discussions. Before PellePharm, Dr. Kochendoerfer progressed through roles with growing responsibilities, and finally held the position of Senior Vice President of Technical Operations at Depomed Inc. (“Depomed”) from February 2008 to May 2017. At Depomed, he led multiple clinical development projects that resulted in the approval of five commercial products. Earlier in his career, Dr. Kochendoerfer held senior roles at FibroGen, Inc. (“FibroGen”), where he was responsible for global project management and FibroGen’s partnership with Astellas Inc., and at Gryphon Therapeutics, Inc., where he pioneered polymer-modified protein therapeutics development. Dr. Kochendoerfer holds a Ph.D. from the University of California, Berkeley and a Diplom degree in Chemistry from Ruprecht-Karls University in Heidelberg, Germany. He is an inventor on multiple patents and the author of over 25 peer reviewed publications.

In connection with Dr. Kochendoerfer’s appointment as the Company’s Chief Operating Officer, Dr. Kochendoerfer entered into an Executive Employment Agreement with ATAI US, dated November 11, 2024 (the “Kochendoerfer Employment Agreement”). Pursuant to the Kochendoerfer Employment Agreement, Dr. Kochendoerfer is entitled to an initial annual base salary of $440,000, an annual discretionary bonus award targeted at 40% of his then-current base salary and, subject to approval by the Board, an option (the “Kochendoerfer Option”) to purchase 1,450,000 common shares of the Company at an exercise price per share equal to the fair market value of the Company’s common shares on the date of grant. The Kochendoerfer Option will vest in accordance with the Company’s standard four-year vesting schedule, subject to Dr. Kochendoerfer’s continued service through each applicable vesting date. Pursuant to the Kochendoerfer Employment Agreement, Dr. Kochendoerfer is also entitled to a one-time cash sign-on bonus of $75,000, which sign-on bonus is only earned if Dr. Kochendoerfer remains actively employed for a period of one year, and is subject to repayment if Dr. Kochendoerfer’s employment is terminated for “cause” or he resigns without “good reason” (as these terms are defined in the Kochendoerfer Employment Agreement) within one year of the date he commences employment. The Kochendoerfer Employment Agreement further provides that if ATAI US terminates Dr. Kochendoerfer’s employment without “cause” or he resigns for “good reason,” subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) base salary continuation for a period of nine months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) reimbursement for continued health coverage pursuant to COBRA for up to nine months following termination. If such a termination of employment occurs on or within 12 months following a “change in control” (as defined in the Kochendoerfer Employment Agreement), then, in lieu of the severance payments and benefits described above, subject to his timely executing a release of claims and his continued compliance with certain covenants, Dr. Kochendoerfer is entitled to receive (i) a lump-sum payment equal to his annual base salary; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) reimbursement for continued health coverage pursuant to COBRA for up to 12 months following termination; and (iv) subject to approval of the Board, accelerated vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement, and the time period that Dr. Kochendoerfer may have to exercise any stock options may be extended for up to 12 months.

There are no arrangements or understandings between Dr. Kochendoerfer and any other person pursuant to which Dr. Kochendoerfer was appointed as Chief Operating Officer. Dr. Kochendoerfer has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summaries of the Rao Employment Agreement and the Kochendoerfer Employment Agreement are not complete and each is qualified in its entirety by reference to the Rao Employment Agreement and the Kochendoerfer Employment Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively, and each of the Rao Employment Agreement and the Kochendoerfer Employment Agreement is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On January 10, 2025, the Company issued a press release announcing the appointment of Gerd Kochendoerfer as Chief Operating Officer and other leadership, program and corporate updates. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Dr. Srinivas Rao and ATAI Life Sciences US, Inc., dated January 8, 2025.
10.2	Employment Agreement between Dr. Gerd Kochendoerfer and ATAI Life Sciences US, Inc., dated November 11, 2024.
99.1*	Press Release, dated January 10, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: January 10, 2025	By:	/s/ Anne Johnson
	Name:	Anne Johnson
	Title:	Chief Financial Officer